UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Appointment of New Directors

As previously reported on a Form 8-K filed on June 3, 2011, Dr. John Short and Mr. Christopher Hjelm were elected to serve as Directors of Kindred Healthcare, Inc. (“Kindred”), immediately prior to the Effective Time of the merger of RehabCare Group, Inc., a Delaware corporation (“RehabCare”) with Kindred Healthcare Development, Inc., a Delaware corporation and 100% owned subsidiary of Kindred (“Merger Subsidiary”), with such service effective immediately following the Effective Time, pursuant to the Agreement and Plan of Merger dated as of February 7, 2011, and amended as of May 12, 2011, among Kindred, Merger Subsidiary and RehabCare.

Pursuant to instruction 2 of Item 5.02, this amendment to the previously-filed Form 8-K is being filed to report that, effective June 7, 2011, Dr. Short was appointed to the Compliance and Quality Committee and the Strategic Development Committee of the Kindred Board of Directors, and Mr. Hjelm was appointed to the Audit Committee and the Nominating and Governance Committee of the Kindred Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kindred Healthcare, Inc.

June 8, 2011	By:	/s/ Joseph L. Landenwich
		Name:	Joseph L. Landenwich
		Title:	Senior Vice President, Corporate Legal Affairs and Corporate Secretary